EXHIBIT 99.1

Hanmi Reports Third Quarter 2022 Results

LOS ANGELES, Oct. 25, 2022 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the third quarter of 2022.

Net income for the third quarter of 2022 was $27.2 million, or $0.89 per diluted share, up 8.5% from $25.1 million, or $0.82 per diluted share for the second quarter of 2022. The sequential quarter increase in net income reflects growth in net interest income, carefully managed noninterest expenses and a modest credit loss expense. Return on average assets and return on average equity for the third quarter of 2022 were 1.52% and 15.58%, respectively.

CEO Commentary

“Our team delivered exceptional third quarter results by building on the positive momentum we have gained over the past year,” said Bonnie Lee, President and Chief Executive Officer of Hanmi Financial Corporation. “Our solid earnings reflected continued strong loan production, an increased net interest margin, excellent asset quality, and well managed expenses. This exceptional performance for both the quarter and year-to-date has put us on track to deliver another year of strong financial results for 2022.”

“Our strategic initiatives to diversify our business are fueling growth across our loan and lease portfolio in an increasingly competitive lending environment. We delivered strong net loan growth of 2.6% in the third quarter with solid production across most of our loan categories, particularly in our Corporate Korea, residential mortgage and equipment finance groups. This loan growth was more than funded by the increase in our deposits during the quarter, which were up 3.7% sequentially. We are proud of the deposit franchise that we have built over the years, with a focus on pursuing new customers and expanding our existing relationships. As a result, noninterest-bearing deposits comprised 45% of total deposits at quarter end.”

“Despite the current uncertain macroeconomic environment, we enter the fourth quarter with cautious optimism. Our loan pipeline remains solid, our net interest margin is healthy, our credit quality is excellent, and our expenses are well managed. We remain focused on continuing to drive disciplined growth and deliver attractive returns for our shareholders.”

Third Quarter 2022 Highlights:

  Third quarter net income increased 8.5% to $27.2 million, or $0.89 per diluted share from $25.1 million, or $0.82 per diluted share for the second quarter of 2022.
  Loans receivable grew to $5.80 billion at September 30, 2022, up 2.6% sequentially from the end of the second quarter and 12.6% from year-end as loan production returned to more historical levels at $492.3 million for the third quarter.
  Deposits grew to $6.20 billion at September 30, 2022, up 3.7% sequentially from the end of the second quarter and 7.2% from year-end; noninterest-bearing demand deposits were relatively unchanged sequentially and were 44.7% of the deposit portfolio at quarter end.
  Net interest income was $63.1 million for the third quarter, up 6.8% from $59.0 million for the second quarter as interest-earning assets increased 2.7% sequentially to $6.85 billion and net interest margin increased.
  Net interest margin (taxable-equivalent) increased 11 basis points to 3.66% for the third quarter, from 3.55% in the second quarter; the yield on loans increased 36 basis points sequentially while the cost of interest-bearing deposits increased 47 basis points.
  Credit loss expense was $0.6 million for the third quarter and the allowance for credit losses was $71.6 million at September 30, 2022; the ratio of the allowance to loans was 1.23%.
  Nonaccrual loans were $11.6 million and nonperforming assets were 0.17% of total assets at September 30, 2022 – both essentially unchanged from the end of the second quarter.
  Noninterest income for the third quarter was $8.9 million, down 4.3% sequentially from the second quarter, largely on lower SBA gain on sale income due to lower trade premiums.
  Noninterest expense was $33.3 million for the third quarter, up $1.8 million from the second quarter; however, the efficiency ratio for the third quarter remained relatively unchanged at 46.22% for the third quarter.
  Hanmi’s tangible common equity to tangible assets was 8.40% at the end of the third quarter and it had a Common equity Tier 1 capital ratio of 11.19% and a Total capital ratio of 14.36%.

For more information about Hanmi, please see the Q3 2022 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	September 30,	June 30,	March 31,	December 31,	September 30,	Q3-22	Q3-22
	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21

Net income	$27,169	$25,050	$20,695	$33,331	$26,565	$2,119	$604
Net income per diluted common share	$0.89	$0.82	$0.68	$1.09	$0.86	$0.07	$0.03

Assets	$7,128,511	$6,955,968	$6,737,052	$6,858,587	$6,776,533	$172,543	$351,978
Loans receivable	$5,800,991	$5,655,403	$5,337,500	$5,151,541	$4,858,865	$145,588	$942,126
Deposits	$6,201,376	$5,979,390	$5,783,170	$5,786,269	$5,729,536	$221,986	$471,840

Return on average assets	1.52%	1.45%	1.22%	1.93%	1.58%	0.07	-0.06
Return on average stockholders' equity	15.58%	14.92%	12.74%	20.89%	17.13%	0.66	-1.55

Net interest margin	3.66%	3.55%	3.10%	2.96%	3.07%	0.11	0.59
Efficiency ratio (1)	46.22%	46.05%	53.29%	53.81%	52.01%	0.17	-5.79

Tangible common equity to tangible assets (2)	8.40%	8.74%	9.07%	9.23%	8.98%	-0.34	-0.58
Tangible common equity per common share (2)	$19.60	$19.91	$20.02	$20.79	$19.96	$(0.31)	$(0.36)

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income was $63.1 million for the third quarter of 2022 compared with $59.0 million for the second quarter of 2022. Third quarter interest and fees on loans receivable increased 11.9%, or $7.1 million, from the preceding quarter primarily due to a 2.2% increase in the average balance of loans receivable and a 36 basis point increase in average loan yields. Interest on securities in the second quarter increased $0.3 million from the second quarter due to an $11.7 million increase in the average balance and a 13 basis point increase in the average yield. Third quarter loan prepayment penalties were $0.2 million compared with $0.5 million for the second quarter. Total interest expense for the third quarter increased $4.2 million from the preceding quarter primarily due to a 4.3% increase in the average balance of total interest-bearing liabilities and a 44 basis point increase in the average rate paid on total interest-bearing liabilities.

	As of or for the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-22	Q3-22
Net Interest Income	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21

Interest and fees on loans receivable(1)	$66,976	$59,855	$53,924	$52,240	$52,961	11.9%	26.5%
Interest on securities	3,271	2,930	2,516	1,821	1,865	11.6%	75.4%
Dividends on FHLB stock	245	242	248	248	245	1.2%	0.0%
Interest on deposits in other banks	958	193	216	302	329	396.4%	191.2%
Total interest and dividend income	$71,450	$63,220	$56,904	$54,611	$55,400	13.0%	29.0%

Interest on deposits	6,567	2,457	2,013	2,236	2,466	167.3%	166.3%
Interest on borrowings	349	370	337	364	409	-5.7%	-14.7%
Interest on subordinated debentures	1,448	1,349	3,598	2,515	2,545	7.3%	-43.1%
Total interest expense	8,364	4,176	5,948	5,115	5,420	100.3%	54.3%
Net interest income	$63,086	$59,044	$50,956	$49,496	$49,980	6.8%	26.2%

(1) Includes loans held for sale.

Net interest margin (taxable-equivalent) was 3.66% for the third quarter, up 11 basis points from the second quarter. The improvement was primarily due to an increase in interest-earning asset yields because of the higher level of interest rates, partially offset by a 47 basis point increase in the cost of interest-bearing deposits, also due to the increase in rates, as well as a shift in the composition of those deposits.

The yield on loans for the third quarter of 2022 increased 36 basis points to 4.67% from 4.31% for the second quarter of 2022 as average loans for the quarter increased 2.2% and average residential real estate loans grew to 10.1% of the average loan portfolio from 8.3% in the prior quarter.   Average interest-bearing deposits in other banks grew by 32.9% quarter-over-quarter to $181.4 million from $136.5 million and the yield on those assets increased by 152 basis points. Overall, average interest-earning assets for the third quarter increased 2.7% sequentially to $6.85 billion and the yield on those assets increased by 35 basis points to 4.15% from 3.80% in the prior quarter.

The cost of interest-bearing deposits increased 47 basis points to 0.78% for the third quarter compared with 0.31% for the previous quarter as a result of higher interest rates as well as a higher proportion of time deposits relative to total deposits. The total cost of deposits increased 26 basis points to 0.43% for the third quarter compared with 0.17% for the second quarter while the average balance on noninterest-bearing deposits remained relatively unchanged at 44.7% of the deposit portfolio.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-22	Q3-22
Average Earning Assets and Interest-bearing Liabilities	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21
Loans receivable (1)	$5,696,587	$5,572,504	$5,231,672	$4,896,952	$4,684,570	2.2%	21.6%
Securities (2)	956,989	945,291	930,505	914,148	878,866	1.2%	8.9%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	181,401	136,473	494,887	802,901	872,783	32.9%	-79.2%
Average interest-earning assets	$6,851,362	$6,670,653	$6,673,449	$6,630,386	$6,452,604	2.7%	6.2%

Demand: interest-bearing	$121,269	$122,771	$124,892	$122,602	$115,233	-1.2%	5.2%
Money market and savings	2,079,490	2,139,488	2,106,008	2,078,659	2,033,876	-2.8%	2.2%
Time deposits	1,120,149	894,345	937,044	1,013,681	1,061,359	25.2%	5.5%
Average interest-bearing deposits	3,320,908	3,156,604	3,167,944	3,214,942	3,210,468	5.2%	3.4%
Borrowings	123,370	140,245	130,556	137,500	143,750	-12.0%	-14.2%
Subordinated debentures	129,176	129,029	213,171	214,899	163,340	0.1%	-20.9%
Average interest-bearing liabilities	$3,573,454	$3,425,878	$3,511,671	$3,567,341	$3,517,558	4.3%	1.6%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$2,717,810	$2,716,297	$2,634,398	$2,561,297	$2,444,759	0.1%	11.2%

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

	For the Three Months Ended					Yield/Rate Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-22	Q3-22
Average Yields and Rates	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21
Loans receivable(1)	4.67%	4.31%	4.18%	4.23%	4.49%	0.36	0.18
Securities (2)	1.40%	1.27%	1.11%	0.83%	0.87%	0.13	0.53
FHLB stock	5.93%	5.93%	6.14%	6.00%	5.93%	0.00	0.00
Interest-bearing deposits in other banks	2.09%	0.57%	0.18%	0.15%	0.15%	1.53	1.94
Interest-earning assets	4.15%	3.80%	3.46%	3.27%	3.41%	0.34	0.74

Interest-bearing deposits	0.78%	0.31%	0.26%	0.28%	0.30%	0.47	0.48
Borrowings	1.24%	1.10%	1.05%	1.05%	1.13%	0.15	0.11
Subordinated debentures	4.37%	4.14%	6.75%	4.68%	6.23%	0.23	-1.86
Interest-bearing liabilities	0.93%	0.49%	0.69%	0.57%	0.61%	0.44	0.32

Net interest margin (taxable equivalent basis)	3.66%	3.55%	3.10%	2.96%	3.07%	0.11	0.59

Cost of deposits	0.43%	0.17%	0.14%	0.15%	0.17%	0.26	0.26

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

For the third quarter of 2022, Hanmi recorded a $0.6 million credit loss expense comprised of a $0.4 million negative provision for loan losses and a $1.0 million positive provision for off-balance sheet items. For the second quarter of 2022, the Company recorded a $1.6 million credit loss expense comprised of a $1.6 million positive provision for loan losses and a $45,000 negative provision for off-balance sheet items.

Third quarter 2022 noninterest income declined to $8.9 million from $9.3 million for the second quarter of 2022 due to a $0.5 million decrease in gains on the sale of SBA 7(a) loans, a $0.3 million decrease in trade finance and other service charges and fees, and a $0.3 million increase in other operating income. The volume of SBA loans sold in the third quarter increased to $43.7 million from $41.9 million for the second quarter while trade premiums declined to 6.67% for the third quarter from 7.97% for the second quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-22	Q3-22
Noninterest Income	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21
Service charges on deposit accounts	$2,996	$2,875	$2,875	$3,007	$3,437	4.2%	-12.8%
Trade finance and other service charges and fees	1,132	1,416	1,142	1,160	1,188	-20.1%	-4.7%
Servicing income	635	663	734	666	768	-4.2%	-17.3%
Bank-owned life insurance income	245	246	244	252	251	-0.4%	-2.4%
All other operating income	1,656	1,336	1,004	1,017	978	24.0%	69.3%
Service charges, fees & other	6,664	6,536	5,999	6,102	6,622	2.0%	0.6%

Gain on sale of SBA loans	2,250	2,774	2,521	3,791	5,842	-18.9%	-61.5%
Net gain (loss) on sales of securities	-	-	-	(598)	-	0.0%	0.0%
Gain (loss) on sale of bank premises	-	-	-	-	45	0.0%	-100.0%
Total noninterest income	$8,914	$9,310	$8,520	$9,295	$12,509	-4.3%	-28.7%

Noninterest expense increased by 5.7% to $33.3 million for the third quarter of 2022 from $31.5 million for the second quarter. Salaries and employee benefits expense increased by $0.6 million reflecting primarily lower deferred costs resulting from decreased loan production. Advertising and promotion expense increased $0.5 million because of increased marketing activity. Data processing expense increased by $0.2 million, occupancy and equipment expense increased by $0.1 million, and supplies and communications expense increased by $0.1 million. The efficiency ratio for the third quarter remained relatively unchanged at 46.22%.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-22	Q3-22
	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21
Noninterest Expense
Salaries and employee benefits	$19,365	$18,779	$17,717	$18,644	$18,795	3.1%	3.0%
Occupancy and equipment	4,736	4,597	4,646	4,840	5,037	3.0%	-6.0%
Data processing	3,352	3,114	3,236	3,228	2,934	7.6%	14.2%
Professional fees	1,249	1,231	1,430	1,443	1,263	1.5%	-1.1%
Supplies and communication	710	581	665	795	741	22.2%	-4.2%
Advertising and promotion	1,186	660	817	964	953	79.7%	24.4%
All other operating expenses	2,698	2,463	3,186	1,980	2,906	9.5%	-7.2%
Subtotal	33,296	31,425	31,697	31,894	32,629	6.0%	2.0%

Other real estate owned expense (income)	2	50	12	-	23	-96.0%	-91.3%
Repossessed personal property expense (income)	(23)	-	(17)	(258)	(150)	-100.0%	-84.7%
Total noninterest expense	$33,275	$31,475	$31,692	$31,636	$32,502	5.7%	2.4%

Hanmi recorded a provision for income taxes of $11.0 million for the third quarter of 2022, representing an effective tax rate of 28.8%, compared with $10.2 million, representing an effective tax rate of 29.0% for the second quarter. The effective tax rate for the first nine months of 2022 was 28.9% compared to 29.3% for the first nine months of 2021.

Financial Position
Total assets at September 30, 2022 increased 2.5%, or $172.5 million, to $7.13 billion from $6.96 billion at June 30, 2022. The increase reflects a 2.6%, or $145.6 million, growth in loans receivable as well as a $58.0 million increase in cash and due from banks. Loans receivable, before the allowance for credit losses, were $5.80 billion at September 30, 2022, up from $5.66 billion at June 30, 2022. Loans held for sale, representing the guaranteed portion of SBA 7(a) loans, were $10.0 million at the end of the third quarter of 2022 compared with $18.5 million at the end of the second quarter.

	As of (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-22	Q3-22
	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21
Loan Portfolio
Commercial real estate loans	$3,853,947	$3,829,656	$3,771,453	$3,701,864	$3,528,506	0.6%	9.2%
Residential/consumer loans	649,591	521,576	432,805	400,548	354,860	24.5%	83.1%
Commercial and industrial loans	732,030	766,813	633,107	561,830	516,357	-4.5%	41.8%
Leases	565,423	537,358	500,135	487,299	459,142	5.2%	23.1%
Loans receivable	5,800,991	5,655,403	5,337,500	5,151,541	4,858,865	2.6%	19.4%
Loans held for sale	10,044	18,528	15,617	13,342	17,881	-45.8%	-43.8%
Total	$5,811,035	$5,673,931	$5,353,117	$5,164,883	$4,876,746	2.4%	19.2%

	As of
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2022	2022	2022	2021	2021
Composition of Loan Portfolio
Commercial real estate loans	66.3%	67.5%	70.5%	71.6%	72.3%
Residential/consumer loans	11.2%	9.2%	8.1%	7.8%	7.3%
Commercial and industrial loans	12.6%	13.5%	11.8%	10.9%	10.6%
Leases	9.7%	9.5%	9.3%	9.4%	9.4%
Loans receivable	99.8%	99.7%	99.7%	99.7%	99.6%
Loans held for sale	0.2%	0.3%	0.3%	0.3%	0.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $492.3 million for the third quarter at an average rate of 5.55% while $139.9 million of loans paid-off during the quarter at an average rate of 5.26%.

Commercial real estate loan production for the third quarter was $132.9 million. Commercial and industrial loan production was $88.0 million, SBA loan production was $44.9 million, equipment finance production was $86.1 million and residential mortgage loan production was $140.4 million. The strong loan growth for the third quarter was more than funded by the increase in total deposits, which grew by $222.0 million in the quarter.

New Loan Production
(In thousands)
	For the Three Months Ended (in thousands)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2022	2022	2022	2021	2021
New Loan Production
Commercial real estate loans	$132,870	$271,006	$233,295	$291,543	$214,380
Commercial and industrial loans	88,015	96,187	98,432	116,365	114,263
SBA loans	44,898	67,900	42,632	47,397	46,264
Leases receivable	86,092	95,371	71,487	83,813	83,642
Residential/consumer loans	140,432	111,766	61,023	85,966	41,497
subtotal	492,307	642,230	506,869	625,084	500,046

Payoffs	(139,883)	(230,536)	(181,026)	(152,134)	(291,686)
Amortization	(80,294)	(94,543)	(96,852)	(90,358)	(63,435)
Loan sales	(45,418)	(41,937)	(29,577)	(41,274)	(65,253)
Net line utilization	(78,927)	43,295	(12,620)	(48,203)	(39,941)
Charge-offs & OREO	(2,197)	(606)	(835)	(439)	(958)

Loans receivable-beginning balance	5,655,403	5,337,500	5,151,541	4,858,865	4,820,092
Loans receivable-ending balance	$5,800,991	$5,655,403	$5,337,500	$5,151,541	$4,858,865

Deposits were $6.20 billion at the end of the third quarter of 2022, up $222.0 million, or 3.7%, from $5.98 billion at the end of the preceding quarter. The change was primarily driven by a $276.8 million increase in time deposits partially offset by a $45.4 million decline in money market and savings deposits and an $11.2 million decrease in noninterest-bearing demand deposits. Noninterest-bearing demand deposits represented 44.7% of total deposits at September 30, 2022 and the loan-to-deposit ratio was 93.5%.

	As of (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-22	Q3-22
	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21
Deposit Portfolio
Demand: noninterest-bearing	$2,771,498	$2,782,737	$2,678,726	$2,574,517	$2,548,591	-0.4%	8.7%
Demand: interest-bearing	125,408	123,614	126,907	125,183	118,334	1.5%	6.0%
Money market and savings	2,056,793	2,102,161	2,080,969	2,099,381	2,033,000	-2.2%	1.2%
Time deposits	1,247,677	970,878	896,568	987,188	1,029,611	28.5%	21.2%
Total deposits	$6,201,376	$5,979,390	$5,783,170	$5,786,269	$5,729,536	3.7%	8.2%

	As of
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2022	2022	2022	2021	2021
Composition of Deposit Portfolio
Demand: noninterest-bearing	44.7%	46.5%	46.3%	44.4%	44.4%
Demand: interest-bearing	2.0%	2.1%	2.2%	2.2%	2.1%
Money market and savings	33.2%	35.2%	36.0%	36.3%	35.5%
Time deposits	20.1%	16.2%	15.5%	17.1%	18.0%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at September 30, 2022 was $608.9 million compared with $618.3 million at June 30, 2022. The sequential decline was primarily due to the $29.5 million unrealized after-tax loss due to changes in the value of the securities portfolio resulting from increases in interest rates during the quarter which outpaced the $19.5 million contribution of third quarter net income less dividends. Tangible common stockholders’ equity was $597.6 million, or 8.40% of tangible assets, at September 30, 2022, compared with $607.0 million, or 8.74% of tangible assets at the end of the second quarter. Tangible book value per share decreased to $19.60 at September 30, 2022 from $19.91 at the end of the prior quarter.

Hanmi and the Bank exceeded the minimum regulatory capital requirements and the Bank continues to exceed the minimum for the “well capitalized” category. At September 30, 2022, Hanmi’s preliminary Common equity Tier 1 capital ratio was 11.19% and its Total risk-based capital ratio was 14.36% compared with 11.07% and 14.31%, respectively, at the end of the second quarter of 2022.

	As of					Ratio Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-22	Q3-22
	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	14.36%	14.31%	14.73%	16.57%	17.18%	0.05	-2.82
Tier 1 risk-based capital	11.53%	11.42%	11.71%	11.93%	12.18%	0.11	-0.65
Common equity tier 1 capital	11.19%	11.07%	11.34%	11.55%	11.78%	0.12	-0.59
Tier 1 leverage capital ratio	9.99%	9.94%	9.70%	9.63%	9.50%	0.05	0.49
Hanmi Bank
Total risk-based capital	13.73%	13.70%	14.19%	14.70%	15.17%	0.03	-1.44
Tier 1 risk-based capital	12.70%	12.64%	13.09%	13.59%	13.91%	0.06	-1.21
Common equity tier 1 capital	12.70%	12.64%	13.09%	13.59%	13.91%	0.06	-1.21
Tier 1 leverage capital ratio	11.02%	11.00%	10.84%	10.96%	10.86%	0.02	0.16

(1) Preliminary ratios for September 30, 2022

Asset Quality
Loans 30 to 89 days past due and still accruing were 0.09% of loans at the end of the third quarter of 2022, compared with 0.07% at the end of the prior quarter.

Special mention loans were $123.0 million at the end of the third quarter, up from $80.5 million at June 30, 2022. The increase includes a $41.1 million current loan relationship due to turnover in executive management at the borrower and delays in receipt of acceptable business borrowing certificates under an asset-based lending facility. The loan relationship is comprised of a $25.0 million asset-based line of credit (of which $18.0 million was outstanding at quarter-end), a $13.5 million commercial real estate loan and a $9.6 million commercial term loan. We are actively working with the borrower’s new management team to ensure satisfactory performance under the loan agreements. Additionally, the quarter-over-quarter change included increases from downgrades of pass loans of $10.0 million and upgrades from classified loans of $1.1 million. Reductions included upgrades to pass of $9.2 million and paydowns of $0.5 million.

Classified loans were $47.7 million at September 30, 2022, down from $53.0 million at the end of the second quarter.

Nonperforming loans were $11.6 million at September 30, 2022, up from $11.0 million at the end of the second quarter. As a percentage of the loan portfolio, nonperforming loans remained unchanged sequentially at 0.20%.

Nonperforming assets were $12.4 million at the end of the third quarter of 2022, up from $11.7 million at the end of the prior quarter. As a percentage of total assets, nonperforming assets also were unchanged sequentially at 0.17%.

Gross charge-offs for the third quarter of 2022 were $2.1 million compared with $0.6 million for the preceding quarter. Recoveries of previously charged-off loans for the third quarter of 2022 were $1.0 million, compared with $0.5 million for the prior quarter. As a result, there were net charge-offs of $1.1 million for the third quarter of 2022, compared with net charge-offs of $0.1 million for the prior quarter. For the third quarter of 2022, net charge-offs represented 0.08% of average loans on an annualized basis compared with net charge-offs of 0.01% of average loans for the second quarter on an annualized basis.

The allowance for credit losses was $71.6 million at September 30, 2022, down $1.5 million from $73.1 million at June 30, 2022. The ratio of the allowance for credit losses to loans declined to 1.23% at the end of the third quarter, compared to 1.29% at the end of the second quarter. Specific allowances for loans increased $0.2 million while the allowance for quantitative and qualitative considerations decreased $1.7 million.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-22	Q3-22
	2022	2022	2022	2021	2021	vs. Q2-22	vs. Q3-21
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$4,936	$4,174	$5,493	$5,881	$6,017	$762	$(1,081)
Delinquent loans to total loans	0.09%	0.07%	0.10%	0.11%	0.12%	0.02	-0.04

Criticized loans:
Special mention	$122,952	$80,453	$140,958	$95,295	$130,564	$42,499	$(7,612)
Classified	47,740	53,007	57,402	60,632	82,436	(5,267)	(34,696)
Total criticized loans	$170,692	$133,460	$198,360	$155,927	$213,000	$37,232	$(42,308)

Nonperforming assets:
Nonaccrual loans	$11,592	$11,044	$11,470	$13,360	$21,223	$548	$(9,631)
Loans 90 days or more past due and still accruing	-	-	-	-	13	-	(13)
Nonperforming loans	11,592	11,044	11,470	13,360	21,236	548	(9,644)
Other real estate owned, net	792	675	675	675	675	117	117
Nonperforming assets	$12,384	$11,719	$12,145	$14,035	$21,911	$665	$(9,527)

Nonperforming loans to total loans	0.20%	0.20%	0.21%	0.26%	0.44%
Nonperforming assets to assets	0.17%	0.17%	0.18%	0.20%	0.32%

Allowance for credit losses:
Balance at beginning of period	$73,067	$71,512	$72,557	$76,613	$83,372
Credit loss expense (recovery) on loans	(374)	1,640	(1,147)	(13,375)	(7,623)
Net loan (charge-offs) recoveries	(1,109)	(85)	102	9,319	864
Balance at end of period	$71,584	$73,067	$71,512	$72,557	$76,613

Net loan charge-offs (recoveries) to average loans (1)	0.08%	0.01%	-0.01%	-0.76%	-0.07%
Allowance for credit losses to loans	1.23%	1.29%	1.34%	1.41%	1.58%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$2,313	$2,358	$2,586	$4,851	$3,643
Credit loss expense (recovery) on off-balance sheet items	937	(45)	(228)	(2,265)	1,208
Balance at end of period	$3,250	$2,313	$2,358	$2,586	$4,851

Unused commitments to extend credit	$746,354	$613,804	$626,615	$626,474	$536,149

Allowance for Losses on Accrued Interest Receivable:
Balance at beginning of period	-	-	-	$311	$680
Interest reversal for loans placed on nonaccrual	-	-	-	-	-
Credit loss expense (recovery) on interest accrued on CARES Act modifications	-	-	-	(311)	(369)
Balance at end of period	-	-	-	$-	$311

(1) Annualized

Corporate Developments
On July 28, 2022, Hanmi’s Board of Directors declared a cash dividend on its common stock for the 2022 third quarter of $0.25 per share. The dividend was paid on August 24, 2022, to stockholders of record as of the close of business on August 8, 2022.

Earnings Conference Call
Hanmi Bank will host its third quarter 2022 earnings conference call today, October 25, 2022 at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the event the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code Hanmi Bank. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  the effect of potential future supervisory action against us or Hanmi Bank;
  the effect of our rating under the Community Reinvestment Act and our ability to address any issues raised in our regulatory exams;
  general economic and business conditions internationally, nationally and in those areas in which we operate;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates and a decline in the level of our interest rate spread;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  the inability to successfully implement future information technology enhancements;
  difficult business and economic conditions that can adversely affect our industry and business, including competition, fraudulent activity and negative publicity;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums;
  the continuing impact of the COVID-19 pandemic on our business and results of operation;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses;
  changes in securities markets; and
  risks as it relates to cyber security against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Larry Clark, CFA
Investor Relations
Financial Profiles, Inc.
lclark@finprofiles.com
310-622-8223

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	September 30,	June 30,	Percentage	September 30,	Percentage
	2022	2022	Change	2021	Change
Assets
Cash and due from banks	$275,159	$217,237	26.7%	$824,347	-66.6%
Securities available for sale, at fair value	830,151	860,221	-3.5%	906,996	-8.5%
Loans held for sale, at the lower of cost or fair value	10,044	18,528	-45.8%	17,881	-43.8%
Loans receivable, net of allowance for credit losses	5,729,407	5,582,335	2.6%	4,782,252	19.8%
Accrued interest receivable	15,356	14,044	9.3%	11,943	28.6%
Premises and equipment, net	23,591	24,207	-2.5%	25,582	-7.8%
Customers' liability on acceptances	200	616	-67.5%	352	-43.2%
Servicing assets	7,424	7,353	1.0%	6,838	8.6%
Goodwill and other intangible assets, net	11,267	11,310	-0.4%	11,450	-1.6%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	55,641	55,395	0.4%	54,653	1.8%
Prepaid expenses and other assets	153,886	148,337	3.7%	117,854	30.6%
Total assets	$7,128,511	$6,955,968	2.5%	$6,776,533	5.2%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,771,498	$2,782,737	-0.4%	$2,548,591	8.7%
Interest-bearing	3,429,878	3,196,653	7.3%	3,180,945	7.8%
Total deposits	6,201,376	5,979,390	3.7%	5,729,536	8.2%
Accrued interest payable	2,180	986	121.1%	1,235	76.5%
Bank's liability on acceptances	200	616	-67.5%	352	-43.2%
Borrowings	100,000	145,000	-31.0%	137,500	-27.3%
Subordinated debentures	129,261	129,113	0.1%	214,844	-39.8%
Accrued expenses and other liabilities	86,601	82,567	4.9%	74,011	17.0%
Total liabilities	6,519,618	6,337,672	2.9%	6,157,478	5.9%

Stockholders' equity:
Common stock	33	33	0.0%	33	0.0%
Additional paid-in capital	582,695	582,018	0.1%	580,259	0.4%
Accumulated other comprehensive income	(96,062)	(66,568)	-44.3%	(5,357)	-1693.2%
Retained earnings	248,684	229,135	8.5%	169,534	46.7%
Less treasury stock	(126,457)	(126,322)	-0.1%	(125,414)	-0.8%
Total stockholders' equity	608,893	618,296	-1.5%	619,055	-1.6%
Total liabilities and stockholders' equity	$7,128,511	$6,955,968	2.5%	$6,776,533	5.2%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	September 30,	June 30,	Percentage	September 30,	Percentage
	2022	2022	Change	2021	Change
Interest and dividend income:
Interest and fees on loans receivable	$66,976	$59,855	11.9%	$52,961	26.5%
Interest on securities	3,271	2,930	11.6%	1,865	75.4%
Dividends on FHLB stock	245	242	1.2%	245	0.0%
Interest on deposits in other banks	958	193	396.4%	329	191.2%
Total interest and dividend income	71,450	63,220	13.0%	55,400	29.0%
Interest expense:
Interest on deposits	6,567	2,457	167.3%	2,466	166.3%
Interest on borrowings	349	370	-5.7%	409	-14.7%
Interest on subordinated debentures	1,448	1,349	7.3%	2,545	-43.1%
Total interest expense	8,364	4,176	100.3%	5,420	54.3%
Net interest income before credit loss expense	63,086	59,044	6.8%	49,980	26.2%
Credit loss expense (recovery)	563	1,596	-64.7%	(7,234)	1384.9%
Net interest income after credit loss expense	62,523	57,448	8.8%	57,214	9.3%
Noninterest income:
Service charges on deposit accounts	2,996	2,875	4.2%	3,437	-12.8%
Trade finance and other service charges and fees	1,132	1,416	-20.1%	1,188	-4.7%
Gain on sale of Small Business Administration ("SBA") loans	2,250	2,774	-18.9%	5,842	-61.5%
Other operating income	2,536	2,245	13.0%	2,042	24.2%
Total noninterest income	8,914	9,310	-4.3%	12,509	-28.7%
Noninterest expense:
Salaries and employee benefits	19,365	18,779	3.1%	18,795	3.0%
Occupancy and equipment	4,736	4,597	3.0%	5,037	-6.0%
Data processing	3,352	3,114	7.6%	2,934	14.2%
Professional fees	1,249	1,231	1.5%	1,263	-1.1%
Supplies and communications	710	581	22.2%	741	-4.2%
Advertising and promotion	1,186	660	79.7%	953	24.4%
Other operating expenses	2,677	2,513	6.5%	2,779	-3.7%
Total noninterest expense	33,275	31,475	5.7%	32,502	2.4%
Income before tax	38,162	35,283	8.2%	37,221	2.5%
Income tax expense	10,993	10,233	7.4%	10,656	3.2%
Net income	$27,169	$25,050	8.5%	$26,565	2.3%

Basic earnings per share:	$0.89	$0.82		$0.87
Diluted earnings per share:	$0.89	$0.82		$0.86

Weighted-average shares outstanding:
Basic	30,314,439	30,296,897		30,474,391
Diluted	30,396,762	30,412,348		30,552,196
Common shares outstanding	30,484,004	30,482,990		30,441,601

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Nine Months Ended
	September 30,	September 30,	Percentage
	2022	2021	Change
Interest and dividend income:
Interest and fees on loans receivable	$180,755	$156,361	15.6%
Interest on securities	8,718	4,409	97.7%
Dividends on FHLB stock	735	693	6.1%
Interest on deposits in other banks	1,366	601	127.3%
Total interest and dividend income	191,574	162,064	18.2%
Interest expense:
Interest on deposits	11,038	9,419	17.2%
Interest on borrowings	1,056	1,332	-20.7%
Interest on subordinated debentures	6,394	5,759	11.0%
Total interest expense	18,488	16,510	12.0%
Net interest income before credit loss expense	173,086	145,554	18.9%
Credit loss expense (recovery)	783	(8,452)	109.3%
Net interest income after credit loss expense	172,303	154,006	11.9%
Noninterest income:
Service charges on deposit accounts	8,745	8,036	8.8%
Trade finance and other service charges and fees	3,690	3,468	6.4%
Gain on sale of Small Business Administration ("SBA") loans	7,545	13,475	-44.0%
Other operating income	6,763	6,222	8.7%
Total noninterest income	26,743	31,201	-14.3%
Noninterest expense:
Salaries and employee benefits	55,861	53,917	3.6%
Occupancy and equipment	13,979	14,235	-1.8%
Data processing	9,702	8,775	10.6%
Professional fees	3,909	4,123	-5.2%
Supplies and communications	1,956	2,231	-12.3%
Advertising and promotion	2,664	1,685	58.1%
Other operating expenses	8,371	7,852	6.6%
Total noninterest expense	96,442	92,818	3.9%
Income before tax	102,604	92,389	11.1%
Income tax expense	29,690	27,042	9.8%
Net income	$72,914	$65,346	11.6%
			-
Basic earnings per share:	$2.39	$2.13
Diluted earnings per share:	$2.39	$2.13

Weighted-average shares outstanding:
Basic	30,289,068	30,222,978
Diluted	30,369,538	30,298,553
Common shares outstanding	30,484,004	30,441,601

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$5,696,587	$66,976	4.67%	$5,572,504	$59,855	4.31%	$4,684,570	$52,961	4.49%
Securities (2)	956,989	3,272	1.40%	945,291	2,930	1.27%	878,866	1,865	0.87%
FHLB stock	16,385	245	5.93%	16,385	242	5.93%	16,385	245	5.93%
Interest-bearing deposits in other banks	181,401	957	2.09%	136,473	193	0.57%	872,783	329	0.15%
Total interest-earning assets	6,851,362	71,450	4.15%	6,670,653	63,220	3.80%	6,452,604	55,400	3.41%

Noninterest-earning assets:
Cash and due from banks	66,865			67,859			64,454
Allowance for credit losses	(73,338)			(73,896)			(83,252)
Other assets	250,500			255,095			223,261
Total assets	$7,095,389			$6,919,711			$6,657,067

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$121,269	$32	0.10%	$122,771	$18	0.06%	$115,233	$15	0.05%
Money market and savings	2,079,490	3,807	0.73%	2,139,488	1,570	0.29%	2,033,876	1,207	0.24%
Time deposits	1,120,149	2,728	0.97%	894,345	869	0.39%	1,061,359	1,244	0.46%
Total interest-bearing deposits	3,320,908	6,567	0.78%	3,156,604	2,457	0.31%	3,210,468	2,466	0.30%
Borrowings	123,370	387	1.24%	140,245	384	1.10%	143,750	409	1.13%
Subordinated debentures	129,176	1,410	4.37%	129,029	1,335	4.14%	163,340	2,545	6.23%
Total interest-bearing liabilities	3,573,454	8,364	0.93%	3,425,878	4,176	0.49%	3,517,558	5,420	0.61%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,717,810			2,716,297			2,444,759
Other liabilities	112,336			104,084			79,348
Stockholders' equity	691,789			673,452			615,402
Total liabilities and stockholders' equity	$7,095,389			$6,919,711			$6,657,067

Net interest income (tax equivalent basis)		$63,086			$59,044			$49,980

Cost of deposits			0.43%			0.17%			0.17%
Net interest spread (taxable equivalent basis)			3.22%			3.31%			2.80%
Net interest margin (taxable equivalent basis)			3.66%			3.55%			3.07%

(1) Includes average loans held for sale
(2) Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2022			September 30, 2021
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$5,501,957	$180,755	4.39%	$4,759,980	$156,361	4.39%
Securities (2)	944,359	8,718	1.89%	822,282	4,409	0.73%
FHLB stock	16,385	735	6.00%	16,385	693	5.66%
Interest-bearing deposits in other banks	269,772	1,366	0.68%	644,521	601	0.12%
Total interest-earning assets	6,732,473	191,574	3.81%	6,243,168	162,064	3.47%

Noninterest-earning assets:
Cash and due from banks	65,911			60,923
Allowance for credit losses	(73,471)			(86,970)
Other assets	245,259			225,687

Total assets	$6,970,172			$6,442,808

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$122,964	$68	0.07%	$110,200	$44	0.05%
Money market and savings	2,108,232	6,566	0.42%	2,011,242	3,984	0.26%
Time deposits	984,517	4,404	0.60%	1,144,942	5,391	0.63%
Total interest-bearing deposits	3,215,713	11,038	0.46%	3,266,384	9,419	0.39%
Borrowings	131,364	1,113	1.13%	147,924	1,332	1.20%
Subordinated debentures	156,817	6,337	5.39%	134,012	5,759	5.73%
Total interest-bearing liabilities	3,503,894	18,488	0.70%	3,548,320	16,510	0.62%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,689,807			2,221,373
Other liabilities	101,685			75,720
Stockholders' equity	674,786			597,395
Total liabilities and stockholders' equity	$6,970,172			$6,442,808

Net interest income (tax equivalent basis)		$173,086			$145,554

Cost of deposits			0.25%			0.23%
Net interest spread (taxable equivalent basis)			3.10%			2.85%
Net interest margin (taxable equivalent basis)			3.44%			3.12%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	September 30,	June 30,	March 31,	December 31,	September 30,
Hanmi Financial Corporation	2022	2022	2022	2021	2021
Assets	$7,128,511	$6,955,968	$6,737,052	$6,858,587	$6,776,533
Less goodwill and other intangible assets	(11,267)	(11,310)	(11,353)	(11,395)	(11,450)
Tangible assets	$7,117,244	$6,944,658	$6,725,699	$6,847,192	$6,765,083

Stockholders' equity (1)	$608,893	$618,296	$621,452	$643,417	$619,055
Less goodwill and other intangible assets	(11,267)	(11,310)	(11,353)	(11,395)	(11,450)
Tangible stockholders' equity (1)	$597,626	$606,986	$610,099	$632,022	$607,605

Stockholders' equity to assets	8.54%	8.89%	9.22%	9.38%	9.14%
Tangible common equity to tangible assets (1)	8.40%	8.74%	9.07%	9.23%	8.98%

Common shares outstanding	30,484,004	30,482,990	30,468,458	30,407,261	30,441,601
Tangible common equity per common share	$19.60	$19.91	$20.02	$20.79	$19.96

(1) There were no preferred shares outstanding at the periods indicated.